Exhibit 99.1

CareTrust REIT Announces Third Quarter 2026 Operating Results; Updates 2026 Guidance

Conference Call Scheduled for Friday, November 6, 2026 at 11:00 am ET
DANA POINT, Calif., November 5, 2026 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended September 30, 2026, as well as other recent events.
For the quarter, CareTrust reported:
•Net income of $83.7 million and net income per diluted weighted average share of $0.35, consistent with the prior year quarter;
•Normalized FFO of $129.2 million and Normalized FFO per diluted weighted average share of $0.54, an increase of $0.09, or 20%, over the prior year quarter;
•Normalized FAD of $127.0 million and Normalized FAD per diluted weighted average share of $0.53, an increase of $0.09, or 20%, over the prior year quarter;
•$739.5 million of investment activity closed at a blended stabilized yield of 8.3%;
•$578.2 million of gross proceeds from settlement of the May 2026 forward equity offering, and $280.5 million of gross proceeds from equity issued under the ATM Program;
•Net Debt to Annualized Normalized Run Rate EBITDA of 1.4x;
•100.0% collection of contractual rent and interest; and
•A quarterly dividend of $0.39 per share, representing a payout ratio of approximately 74% of Normalized FAD.
Since quarter end, CareTrust reports:
•The initial closing of the Company's acquisition of 45 newly built U.K. care homes from LNT Care Developments ("LNT") for approximately £1.1 billion, comprising 23 homes acquired on October 1, 2026 for £552 million ($733 million), exclusive of transaction costs, with the remaining 22 homes expected to be acquired on a rolling basis through 2027 for £528 million;
•$273.8 million of other investment activity closed at a blended stabilized yield of 10.6%, bringing 2026 year-to-date investments to approximately $2.9 billion at a blended stabilized yield of 8.1%;
•An investment pipeline of $1.2 billion including the remaining LNT homes;
•A new $700 million unsecured term loan maturing in 2032 and an expansion of the unsecured revolving credit facility to $2.0 billion;
•$1.6 billion available under its $2.0 billion unsecured revolving credit facility as of November 4, 2026; and
•$100 million of cash on hand as of November 4, 2026.

CareTrust’s Chief Executive Officer, Dave Sedgwick, commented, "Normalized FFO per share increased 20% year-over-year and the team set another record of approximately $2.9 billion invested across skilled nursing, SHOP, and UK care homes, all while positioning the balance sheet for continued strong growth in the near to mid-term." Mr. Sedgwick continued, "The CareTrust flywheel continues to accretively deliver year-over-year growth of our asset base and FFO. The relationship with LNT is a multiplier to our SHOP and UK care home growth engines. We've never been more excited for the runway ahead."
Financial Results for Quarter Ended September 30, 2026
For the third quarter, CareTrust reported net income of $83.7 million, or $0.35 per diluted weighted-average common share, Normalized FFO of $129.2 million, or $0.54 per diluted weighted-average common share, and Normalized FAD of $127.0 million, or $0.53 per diluted weighted-average common share.
Liquidity
As of quarter end, CareTrust reported Net Debt-to-Annualized Normalized Run Rate EBITDA of 1.4x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 8.5%. Subsequent to quarter end, the Company closed a new $700 million unsecured term loan maturing in 2032 and expanded its unsecured revolving credit facility to $2.0 billion, using the term loan proceeds to repay revolver borrowings and fund investment activity. Derek Bunker, CareTrust’s Chief Financial Officer, stated that as of today the Company has $425 million in borrowings outstanding on its revolving credit facility, with no scheduled debt maturities prior to 2028. He also reported that CareTrust currently has approximately $100 million in cash on hand and $599 million available for future issuances under its ATM Program.

Updated 2026 Guidance
The Company increased its 2026 guidance midpoints, raising the low end of its Normalized FFO and Normalized FAD estimates, and now projects net income attributable to CareTrust of approximately $1.50 to $1.51 per share, Normalized FFO of approximately $2.08 to $2.09 per share, and Normalized FAD of approximately $2.04 to $2.05 per share. Mr. Bunker commented, “The midpoints of our updated Normalized FFO and Normalized FAD guidance represent increases of 18.5% and 16.2%, respectively, over 2025 results. The new term loan and expanded revolver extend our runway and give us substantial capacity to fund the acquisition of the remaining LNT homes and the rest of our pipeline. With leverage well below our target range and multiple levers across our capital toolkit, we are well positioned to keep funding growth at our current pace."
Mr. Bunker noted that full year 2026 guidance is based on a weighted average diluted share count of 240 million shares, and assumes the following:
•No new investments, loans, or dispositions beyond those made or announced year-to-date;
•No new debt or equity issuances beyond those made year-to-date;
•2.5% inflation-based rent escalators under long-term triple net leases;
•$147 million of loans to be fully repaid throughout the year; and
•No material change in the GBP:USD spot exchange rate.
Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.39 per common share, representing a payout ratio of approximately 72% based on third quarter 2026 Normalized FFO, and 74% based on third quarter 2026 Normalized FAD.
Conference Call
A conference call will be held on Friday, November 6, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time), during which CareTrust’s management will discuss third quarter 2026 results, recent developments and other matters. The toll-free dial-in number is 1 (833) 461-5787 or toll dial-in number is 1 (585) 542-9983 and the conference ID number is 313959106. The live audio webcast of the earnings conference call will be available on the Investors section of CareTrust’s website at investor.caretrustreit.com/events-and-presentations. To view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded and will be available for replay via the website for 30 days following the call.
About CareTrustTM
CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a portfolio of long-term net-leased properties spanning the United States and United Kingdom, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States and internationally. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: access to capital; investment activity; growth prospects; and operating and financial performance, including our fiscal year 2026 guidance and the assumptions set forth therein.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: (i) the ability of our tenants, managers, and borrowers to successfully operate our properties and to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the impact of unstable market and economic conditions; (iii) the impact of healthcare reform legislation, including reimbursement rates, and potential minimum staffing level requirements, on the operating results and financial conditions of our tenants, managers, and borrowers; (iv) the consequences of bankruptcy, insolvency or financial deterioration of our tenants, managers and borrowers; (v) the ability and willingness of our tenants, managers and borrowers to renew their agreements with us, and our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant or manager; (vi) the risk that we may have to incur impairment charges related to any asset sales if we are unable to sell such assets at the prices we expect; (vii) the impact of public health crises; (viii) the availability of and the ability to identify (a) tenants and managers who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants and managers on favorable terms; (ix) the intended benefits of our acquisition of Care REIT plc (“Care REIT”) or the LNT Transaction (as defined above) may not be realized, including that anticipated SHOP transition of the properties acquired in the LNT Transaction does not occur on the expected timeline or at all, and the additional risks we will be subject to from our U.K. investments and any other international investments; (x) the additional operational and legal risks associated with our properties managed in a RIDEA structure; (xi) the impact of the unfavorable resolution of litigation or disputes and rising liability and insurance costs as a result thereof or other market factors; (xii) the ability to retain our key management personnel; (xiii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiv) changes in the U.S. and U.K. tax law and other state, federal or local laws, whether or not specific to REITs; (xv) the ability to generate sufficient cash flows to service our outstanding indebtedness; (xvi) access to debt and equity capital markets; (xvii) fluctuating interest and currency rates; (xviii) risks and challenges related to our use of, or inability to use, artificial intelligence; and (xix) any additional factors included under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarters ended June 30, 2026 and September 30, 2026, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”).
This press release and the related conference call provide information about the Company's financial results as of and for the quarter ended September 30, 2026 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Rental income	$127,236	$104,265	$359,637	$261,944
Resident fees and services	7,226	—	15,721	—
Interest income from financing receivables	14,030	2,908	28,504	8,601
Interest income from other real estate related investments and other income	27,868	25,271	76,629	70,989
Total revenues	176,360	132,444	480,491	341,534
Expenses:
Depreciation and amortization	33,258	26,693	93,050	65,749
Interest expense	17,716	12,622	44,282	32,329
Property taxes and insurance	2,852	2,326	7,468	6,508
Senior housing operating expenses	5,852	—	12,690	—
Impairment of real estate investments	—	452	—	452
Transaction costs	8,933	560	9,492	1,509
Provision for loan losses	—	—	4,671	—
Property operating (recoveries) expenses	(108)	279	184	1,322
General and administrative	15,615	15,420	45,729	36,992
Total expenses	84,118	58,352	217,566	144,861
Other (loss) income:
Loss on extinguishment of debt	—	(390)	—	(390)
Gain on sale of real estate, net	—	—	—	3,876
Unrealized (loss) gain on other real estate related investments, net	(7,262)	3,603	(5,530)	6,858
Gain (loss) on foreign currency transactions, net	123	(298)	255	4,115
Total other (loss) income	(7,139)	2,915	(5,275)	14,459
Income before income tax expense	85,103	77,007	257,650	211,132
Income tax expense	(2,929)	(2,077)	(7,735)	(3,107)
Net income	82,174	74,930	249,915	208,025
Net (loss) income attributable to noncontrolling interests	(1,479)	29	(2,944)	(1,223)
Net income attributable to CareTrust REIT, Inc.	$83,653	$74,901	$252,859	$209,248

Earnings per common share attributable to CareTrust REIT, Inc.:
Basic	$0.35	$0.35	$1.09	$1.06
Diluted	$0.35	$0.35	$1.08	$1.06

Weighted-average number of common shares:
Basic	240,651	211,746	232,537	197,204
Diluted	241,088	212,271	233,160	197,603
Dividends declared per common share	$0.39	$0.335	$1.17	$1.005

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands and unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$83,653	$74,901	$252,859	$209,248
Depreciation and amortization	33,258	24,309	93,050	63,365
Noncontrolling interests' share of real estate related depreciation and amortization	(3,606)	(2,796)	(9,262)	(7,532)
Interest expense	17,716	12,622	44,282	32,329
Income tax expense	2,929	2,077	7,735	3,107
Amortization of stock-based compensation	2,932	1,700	9,139	6,738
Amortization of stock-based compensation related to extraordinary incentive plan	—	793	264	2,690
EBITDA attributable to CareTrust REIT, Inc.	136,882	113,606	398,067	309,945
Impairment of real estate investments	—	452	—	452
Loss (gain) on foreign currency transactions, net	—	298	—	(4,115)
Provision for loan losses	—	—	4,671	—
Property operating (recoveries) expenses	(107)	402	192	1,387
Gain on sale of real estate, net	—	—	—	(3,876)
Non-routine transaction costs	8,933	560	9,492	1,509
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	(1,023)
Loss on extinguishment of debt	—	390	—	390
Unrealized loss (gain) on other real estate related investments, net	7,262	(3,603)	5,530	(6,858)
Normalized EBITDA attributable to CareTrust REIT, Inc.	152,970	111,082	$417,952	$297,811
Full impact of quarterly investments[1]	7,079	615
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$160,049	$111,697

[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands and unaudited)
	Three Months Ended September 30,
	2026	2025
Total debt	$2,075,000	$900,000
Cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	(1,200,827)	(712,480)
Net Debt	$874,173	$187,520
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[1]	$640,196	$446,788
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	1.37x	0.42x
[1] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands and unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$83,653	$74,901	$252,859	$209,248
Real estate related depreciation and amortization	33,101	24,303	92,596	63,344
Noncontrolling interests' share of real estate related depreciation and amortization	(3,606)	(2,796)	(9,262)	(7,532)
Impairment of real estate investments	—	452	—	452
Gain on sale of real estate, net	—	—	—	(3,876)
FFO attributable to CareTrust REIT, Inc.	113,148	96,860	336,193	261,636
Loss (gain) on foreign currency transactions, net	—	298	—	(4,115)
Provision for loan losses	—	—	4,671	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	(1,023)
Property operating (recoveries) expenses	(107)	402	192	1,387
Non-routine transaction costs	8,933	560	9,492	1,509
Loss on extinguishment of debt	—	390	—	390
Amortization of stock-based compensation related to extraordinary incentive plan	—	793	264	2,690
Unrealized loss (gain) on other real estate related investments, net	7,262	(3,603)	5,530	(6,858)
Normalized FFO attributable to CareTrust REIT, Inc.	$129,236	$94,677	$356,342	$255,616

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income attributable to CareTrust REIT, Inc.	$83,653	$74,901	$252,859	$209,248
Real estate related depreciation and amortization	33,101	24,303	92,596	63,344
Noncontrolling interests' share of real estate related depreciation and amortization	(3,606)	(2,796)	(9,262)	(7,532)
Amortization of deferred financing fees	1,120	1,121	3,361	3,019
Amortization of stock-based compensation	2,932	1,700	9,139	6,738
Amortization of stock-based compensation related to extraordinary incentive plan	—	793	264	2,690
Straight-line rental income	(5,011)	(3,419)	(13,038)	(5,172)
Amortization of lease incentives	49	48	147	144
Noncontrolling interests' share of amortization of lease incentives	(24)	(24)	(71)	(72)
Amortization of above and below market leases	(44)	(390)	(86)	(2,288)
Noncontrolling interests' share of amortization of below market leases	—	154	—	1,080
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	—	(1,023)	—	(1,023)
Non-cash interest income	(1,261)	(724)	(2,738)	(2,050)
Impairment of real estate investments	—	452	—	452
Gain on sale of real estate, net	—	—	—	(3,876)
FAD attributable to CareTrust REIT, Inc.	110,909	95,096	333,171	264,702
Loss (gain) on foreign currency transactions, net	—	298	—	(4,115)
Provision for loan losses	—	—	4,671	—
Property operating (recoveries) expenses	(107)	402	192	1,387
Non-routine transaction costs	8,933	560	9,492	1,509
Loss on extinguishment of debt	—	390	—	390
Unrealized loss (gain) on other real estate related investments, net	7,262	(3,603)	5,530	(6,858)
Normalized FAD attributable to CareTrust REIT, Inc.	$126,997	$93,143	$353,056	$257,015

FFO per share attributable to CareTrust REIT, Inc.	$0.47	$0.46	$1.44	$1.32
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.54	$0.45	$1.53	$1.29

FAD per share attributable to CareTrust REIT, Inc.	$0.46	$0.45	$1.43	$1.34
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.53	$0.44	$1.51	$1.30
Diluted weighted average shares outstanding [1]	241,214	212,575	233,304	197,825

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Revenues:
Rental income	$104,265	$106,250	$114,196	$118,205	$127,236
Resident fees and services	—	1,225	3,852	4,643	7,226
Interest income from financing receivables	2,908	2,891	2,778	11,696	14,030
Interest income from other real estate related investments and other income	25,271	24,493	21,957	26,804	27,868
Total revenues	132,444	134,859	142,783	161,348	176,360
Expenses:
Depreciation and amortization	26,693	27,142	29,430	30,362	33,258
Interest expense	12,622	11,378	11,242	15,324	17,716
Property taxes and insurance	2,326	2,260	2,453	2,163	2,852
Senior housing operating expenses	—	952	3,106	3,732	5,852
Impairment of real estate investments	452	2,031	—	—	—
Transaction costs	560	3,820	207	352	8,933
Provision for loan losses	—	—	—	4,671	—
Property operating expenses (recoveries)	279	(1,460)	296	(4)	(108)
General and administrative	15,420	15,473	14,337	15,777	15,615
Total expenses	58,352	61,596	61,071	72,377	84,118
Other income (loss):
Other income, net	—	4,350	—	—	—
Loss on extinguishment of debt	(390)	—	—	—	—
Gain on sale of real estate, net	—	27,672	—	—	—
Unrealized gain (loss) on other real estate related investments, net	3,603	8,973	7	1,725	(7,262)
(Loss) gain on foreign currency transactions, net	(298)	(103)	57	75	123
Total other income (loss)	2,915	40,892	64	1,800	(7,139)
Income before income tax expense	77,007	114,155	81,776	90,771	85,103
Income tax expense	(2,077)	(1,894)	(2,271)	(2,535)	(2,929)
Net income	74,930	112,261	79,505	88,236	82,174
Net income (loss) attributable to noncontrolling interests	29	971	(705)	(760)	(1,479)
Net income attributable to CareTrust REIT, Inc.	$74,901	$111,290	$80,210	$88,996	$83,653

Diluted earnings per share attributable to CareTrust REIT, Inc.	$0.35	$0.50	$0.36	$0.38	$0.35

Diluted weighted average shares outstanding	212,271	223,345	223,955	234,244	241,088

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026

Net income attributable to CareTrust REIT, Inc.	$74,901	$111,290	$80,210	$88,996	$83,653
Depreciation and amortization	24,309	27,142	29,430	30,362	33,258
Noncontrolling interests' share of real estate related depreciation and amortization	(2,796)	(2,876)	(2,812)	(2,844)	(3,606)
Interest expense	12,622	11,378	11,242	15,324	17,716
Income tax expense	2,077	1,894	2,271	2,535	2,929
Amortization of stock-based compensation[1]	1,700	28	3,184	3,023	2,932
Amortization of stock-based compensation related to extraordinary incentive plan	793	793	264	—	—
EBITDA attributable to CareTrust REIT, Inc.	113,606	149,649	123,789	137,396	136,882
Impairment of real estate investments	452	2,031	—	—	—
Loss on foreign currency transactions, net	298	103	—	—	—
Provision for loan losses	—	—	—	4,671	—
Property operating expenses (recoveries)	402	(1,561)	303	(4)	(107)
Gain on sale of real estate, net	—	(27,672)	—	—	—
Loss on extinguishment of debt	390	—	—	—	—
Non-routine transaction costs	560	3,820	207	352	8,933
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	(1,023)	—	—	—	—
Qualifying retirement benefits	—	1,896	—	—	—
Other expenses	—	359	—	—	—
Other income, net of NCI share[2]	—	(2,171)	—	—	—
Unrealized (gain) loss on other real estate related investments, net	(3,603)	(8,973)	(7)	(1,725)	7,262
Normalized EBITDA attributable to CareTrust REIT, Inc.	$111,082	$117,481	$124,292	$140,690	$152,970
Net income attributable to CareTrust REIT, Inc.	$74,901	$111,290	$80,210	$88,996	$83,653
Real estate related depreciation and amortization	24,303	27,046	29,283	30,212	33,101
Noncontrolling interests' share of real estate related depreciation and amortization	(2,796)	(2,876)	(2,812)	(2,844)	(3,606)
Impairment of real estate investments	452	2,031	—	—	—
Gain on sale of real estate, net	—	(27,672)	—	—	—
FFO attributable to CareTrust REIT, Inc.	96,860	109,819	106,681	116,364	113,148
Loss on foreign currency transactions, net	298	103	—	—	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	(1,023)	—	—	—	—
Provision for loan losses	—	—	—	4,671	—
Property operating expenses (recoveries)	402	(1,561)	303	(4)	(107)
Non-routine transaction costs	560	3,820	207	352	8,933
Loss on extinguishment of debt	390	—	—	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	793	793	264	—	—
Qualifying retirement benefits	—	1,896	—	—	—
Other expenses	—	359	—	—	—
Other income, net of NCI share[2]	—	(2,171)	—	—	—
Unrealized (gain) loss on other real estate related investments, net	(3,603)	(8,973)	(7)	(1,725)	7,262
Normalized FFO attributable to CareTrust REIT, Inc.	$94,677	$104,085	$107,448	$119,658	$129,236

[1] A portion of the amortization of stock-based compensation for the three months ended December 31, 2025, was moved to Qualifying retirement benefits to represent the amount of accelerated stock-based compensation recorded during the twelve months ended December 31, 2025 related to an employee that met authorized retirement in the period.
[2] Other income, net of NCI share represents a fee received in connection with the release of a facility from a purchase agreement, net of commission fees paid.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026

Net income attributable to CareTrust REIT, Inc.	$74,901	$111,290	$80,210	$88,996	$83,653
Real estate related depreciation and amortization	24,303	27,046	29,283	30,212	33,101
Noncontrolling interests' share of real estate related depreciation and amortization	(2,796)	(2,876)	(2,812)	(2,844)	(3,606)
Amortization of deferred financing fees	1,121	1,121	1,120	1,121	1,120
Amortization of stock-based compensation	1,700	28	3,184	3,023	2,932
Amortization of stock-based compensation related to extraordinary incentive plan	793	793	264	—	—
Straight-line rental income	(3,419)	(3,581)	(3,843)	(4,184)	(5,011)
Amortization of lease incentives	48	49	49	49	49
Noncontrolling interests' share of amortization of lease incentives	(24)	(24)	(24)	(23)	(24)
Amortization of above and below market leases	(390)	(81)	1	(43)	(44)
Noncontrolling interests' share of amortization of below market leases	154	—	—	—	—
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	(1,023)	—	—	—	—
Non-cash interest income	(724)	1,417	(348)	(1,129)	(1,261)
Impairment of real estate investments	452	2,031	—	—	—
Gain on sale of real estate, net	—	(27,672)	—	—	—
FAD attributable to CareTrust REIT, Inc.	95,096	109,541	107,084	115,178	110,909
Loss on foreign currency transactions, net	298	103	—	—	—
Provision for loan losses	—	—	—	4,671	—
Property operating expenses (recoveries)	402	(1,561)	303	(4)	(107)
Non-routine transaction costs	560	3,820	207	352	8,933
Loss on extinguishment of debt	390	—	—	—	—
Qualifying retirement benefits	—	1,896	—	—	—
Other expenses	—	359	—	—	—
Other income, net of NCI share	—	(2,171)	—	—	—
Unrealized (gain) loss on other real estate related investments, net	(3,603)	(8,973)	(7)	(1,725)	7,262
Normalized FAD attributable to CareTrust REIT, Inc.	$93,143	$103,014	$107,587	$118,472	$126,997
FFO per share attributable to CareTrust REIT, Inc.	$0.46	$0.49	$0.48	$0.50	$0.47
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.45	$0.47	$0.48	$0.51	$0.54
FAD per share attributable to CareTrust REIT, Inc.	$0.45	$0.49	$0.48	$0.49	$0.46
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.44	$0.46	$0.48	$0.51	$0.53
Diluted weighted average shares outstanding [1]	212,575	223,721	224,155	234,348	241,214

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	September 30, 2026	December 31, 2025
Assets:
Real estate investments, net	$4,717,309	$3,709,576
Financing receivables, net (includes $93,267 and $92,193 at fair value as of September 30, 2026 and December 31, 2025, respectively)	556,962	92,193
Other real estate related investments, net (including accrued interest of $7,499 and $5,759 as of September 30, 2026 and December 31, 2025, respectively)	1,098,564	899,262
Cash and cash equivalents	479,876	198,042
Restricted cash	5,449	—
Accounts and other receivables	23,326	10,368
Prepaid expenses and other assets, net	818,347	230,427
Deferred financing costs, net	6,484	8,568
Total assets	$7,706,317	$5,148,436

Liabilities and Equity:
Senior unsecured notes payable, net	$398,482	$397,816
Senior unsecured term loan, net	497,015	496,404
Unsecured revolving credit facility	1,175,000	—
Accounts payable, accrued liabilities and deferred rent liabilities	165,213	120,442
Dividends and distributions payable	100,606	74,806
Total liabilities	2,336,316	1,089,468

Redeemable noncontrolling interests	30,300	18,156

Equity:
Common stock	2,575	2,227
Additional paid-in capital	5,850,070	4,518,977
Cumulative distributions in excess of earnings	(520,056)	(491,796)
Accumulated other comprehensive (loss) income	(2,201)	5,872
Total stockholders' equity	5,330,388	4,035,280
Noncontrolling interests	9,313	5,532
Total equity	5,339,701	4,040,812
Total liabilities and equity	$7,706,317	$5,148,436

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	For the Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$249,915	$208,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	93,179	65,859
Amortization of deferred financing costs	3,361	3,019
Loss on extinguishment of debt	—	390
Unrealized loss (gain) on other real estate related investments, net	5,514	(6,858)
Amortization of stock-based compensation	9,403	9,428
Straight-line rental income	(13,038)	(5,172)
Amortization of lease incentives	147	145
Amortization of above and below market leases	(87)	(6,718)
Noncash interest income	(4,479)	(2,422)
Gain on sale of real estate, net	—	(3,876)
Impairment of real estate investments	—	452
Provision for loan losses	4,671	—
Change in operating assets and liabilities:
Accounts and other receivables	(1,058)	(761)
Prepaid expenses and other assets, net	(14,850)	(766)
Accounts payable, accrued liabilities and deferred rent liabilities	47,318	12,324
Net cash provided by operating activities	379,996	273,069
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(933,165)	(860,857)
Purchases of equipment, furniture and fixtures and improvements to real estate	(10,903)	(10,013)
Investment in real estate related investments and other loans receivable	(334,214)	(48,390)
Preferred equity investments	—	(30,000)
Investment in financing receivables	(467,239)	—
Principal payments received on real estate related investments and other loans receivable	109,194	10,191
Escrow deposits for potential acquisitions of real estate	(713,776)	(6,380)
Net proceeds from sales of real estate	—	44,401
Net cash used in investing activities	(2,350,103)	(901,048)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	1,339,257	1,071,646
Proceeds from the issuance of senior unsecured term loan	—	500,000
Borrowings under unsecured revolving credit facility	1,725,000	650,000
Payments on unsecured revolving credit facility	(550,000)	(650,000)
Payments on secured notes payable	—	(102,375)
Payments on secured revolving credit facilities	—	(153,803)
Payments on extinguishment of debt and deferred financing costs	—	(4,600)
Net-settle adjustment on restricted stock	(12,790)	(3,325)
Dividends paid on common stock	(255,415)	(184,542)
Contributions from noncontrolling interests	21,118	7,116
Distributions to noncontrolling interests	(6,581)	(3,815)
Net cash provided by financing activities	2,260,589	1,126,302
Effect of foreign currency translation	(3,199)	335
Net increase in cash and cash equivalents	287,283	498,658
Cash, cash equivalents and restricted cash as of the beginning of period	198,042	213,822
Cash, cash equivalents and restricted cash as of the end of period	$485,325	$712,480

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					November 4, 2026
	Interest		Maturity			% of
Debt	Rate		Date		Principal	Principal

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	19.8%
Senior unsecured term loan	4.430%	[1]	2030		500,000	24.7%
Senior unsecured term loan	5.398%	[2]	2032		700,000	34.6%
	4.715%				1,600,000	79.0%

Floating Rate Debt

Unsecured revolving credit facility	4.739%	[3]	2031	[4]	425,000	21.0%
	4.739%				425,000	21.0%

Total Debt	4.720%				$2,025,000	100.0%

[1] Funds can be borrowed at applicable SOFR plus 0.75% to 1.55% or at the Base Rate (as defined) plus 0.00% to 0.55%. The Company has entered into two interest rate swaps, with a notional amount of $250 million each, that convert the variable SOFR rate to an effective fixed interest rate of 3.5%.
[2] Funds can be borrowed at applicable SOFR plus 0.75% to 1.55% or at the Base Rate (as defined) plus 0.00% to 0.55%. The Company has entered into an interest rate swap, with a notional amount of $700 million, that converts the variable SOFR rate to an effective fixed interest rate of 4.5%.
[3] Funds can be borrowed at applicable SOFR plus 0.675% to 1.35% or at the Base Rate (as defined) plus 0.00% to 0.35%.
[4] Maturity date does not assume exercise of two 6-month extension options.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
Updated Full Year 2026 Guidance
(Unaudited)

	Total (in millions)		Per Share
	Low	High	Low	High
Net income attributable to CareTrust REIT, Inc.	$359	$363	$1.50	$1.51
Real estate related depreciation and amortization, net of NCI	119	119	0.50	0.50
Funds from Operations (FFO)	478	482	2.00	2.01
Normalizing items[1]	20	20	0.08	0.08
Normalized FFO	$498	$502	$2.08	$2.09

Net income attributable to CareTrust REIT, Inc.	$359	$363	$1.50	$1.51
Real estate related depreciation and amortization, net of NCI	119	119	0.50	0.50
Amortization of deferred financing fees	5	5	0.02	0.02
Amortization of stock-based compensation	12	12	0.05	0.05
Straight-line rental income	(22)	(22)	(0.09)	(0.09)
Noncash interest income	(4)	(4)	(0.02)	(0.02)
Amortization of lease incentives, net of NCI	—	—	—	—
Funds Available for Distribution (FAD)	469	473	1.96	1.97
Normalizing items[1]	20	20	0.08	0.08
Normalized FAD	$489	$493	$2.04	$2.05

Weighted average diluted shares outstanding	240	240

Additional Guidance Measures
•Cash rental revenue of $478 million at the midpoint
•Interest income from financing receivables of $43 million at the midpoint
•Interest income from loans and other investments of $110 million at the midpoint
•General and administrative expense of $64 million at the midpoint
•Interest expense of $71 million at the midpoint
•Income tax expense of $13 million at the midpoint

Select Guidance Assumptions
•No new investments, loans, or dispositions beyond those made or announced year-to-date
•No new debt or equity issuances beyond those made year-to-date
•2.5% inflation-based rent escalators under long-term NNN leases
•$147 million of loans to be fully repaid throughout the year
•No material change in GBP:USD spot exchange rate

[1] See "Non-GAAP Financial Measures" below for items typically excluded in Normalized FFO and Normalized FAD attributable to CareTrust REIT, Inc. The timing and amount of these excluded charges cannot be further allocated or quantified with certainty or is dependent on the timing and occurrence of certain actions and, accordingly, cannot be reasonably predicted or estimated without unreasonable efforts.

Non-GAAP Financial Measures
EBITDA, Normalized EBITDA and Net Debt to Annualized Normalized Run Rate EBITDA.
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), income tax expense, amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses on foreign currency transactions, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, accelerated amortization of lease intangibles, net of noncontrolling interests' share, extraordinary incentive plan payment, write-off of deferred financing costs, unrealized gains or losses on other real estate related investments, provision for doubtful accounts and lease restructuring, qualifying retirement benefits, and other income and expenses, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company's Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. "Net Debt" is defined as the Company's Total Debt as of the last day of the specified quarter adjusted to exclude the Company's cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date, as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company's ATM Program and any forward equity offering that are outstanding as of such date. "Normalized Run Rate EBITDA" represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. "Annualized Normalized Run Rate EBITDA" is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.
Funds from Operations and Funds Available for Distribution.
Funds from Operations (“FFO”), and Funds Available for Distribution (“FAD”) attributable to CareTrust REIT, Inc. are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, the National Association of Real Estate Investment Trusts ("Nareit”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, adjustments for the share of consolidated joint ventures, and adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, amortization of lease incentives, the effects of straight-line rent, recurring capital expenditures required to maintain our properties, adjustments for the share of consolidated joint ventures and non-cash interest income. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
Normalized FFO and Normalized FAD.
The Company also reports normalized FFO ("Normalized FFO") attributable to CareTrust REIT, Inc. and normalized FAD ("Normalized FAD") attributable to CareTrust REIT, Inc., each of which adjust FFO and FAD, respectively, for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as write-off of deferred financing costs, provision for loan losses, accelerated amortization of lease intangibles, net of noncontrolling interests' share, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, amortization of stock-based compensation related to extraordinary incentive plan, extraordinary incentive plan payment, unrealized gains or losses on other real estate related investments, gains or losses on foreign currency transactions, recovery of previously reversed rent, lease termination revenue, property operating expenses, qualifying retirement benefits and other income and expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.

While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements. The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.